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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of EMC Corporation on Form S-3 as amended (File Nos. 333-24901 and 333-41079) and on Form S-8 (File Nos. 33-51800, 33-54860, 33-63665, 333-1375, 333-5133 and 333-
31471) of our report dated January 21, 1998 on our audits of the Consolidated Financial Statements and Consolidated Financial Statement Schedule of EMC Corporation as of December 31, 1997 and 1996 and for each of three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.


                                               COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 6, 1998